EXHIBIT 5.1


Edwards & Angell
A Partnership Including Professional Corporations

Counsellors Since 1894                             250 Royal Palm Way
                                                   Palm Beach, FL  33480-4309
                                                   (561) 833-7700
                                                   FAX (561) 655-8719




                                                              May 14, 1997




Intelligent Medical Imaging, Inc.
4360 Northlake Boulevard
Suite 214
Palm Beach Gardens, FL  33410

Ladies and Gentlemen:

         We have acted as counsel for Intelligent Medical Imaging, Inc., a Delaware corporation (the "Company") in connection with the registration of 5,880,724 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock") for resale by certain selling shareholders of the Company.

         In connection with this opinion, we have examined the Registration Statement on Form S-3 (No. 333-26749) filed with the Securities and Exchange Commission ("SEC") pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended, on May 8, 1997, as amended by Amendment No. 1 thereto, which will be filed on or about May 14, 1997 (the "Registration Statement"), relating to the above-mentioned proposed public offering. In addition, we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have deemed necessary or advisable in order to enable us to render the opinion contained herein.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to unsigned documents of all documents submitted to as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all appropriate State "Blue Sky" and securities laws.

         Based upon the foregoing, we are of the opinion that, upon consummation of the proposed public offering, the Shares of Common Stock, when sold by the selling shareholders in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Edwards & Angell
                                                     --------------------------
                                                         EDWARDS & ANGELL